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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 21, 2000 relating to the financial statements of Rogers International Raw Materials Fund, L.P., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ Vorisek & Company, LLC

Vorisek & Company, LLC


October 25, 2000